Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Guardion Health Sciences, Inc. 2018 Equity Incentive Plan of our report dated April 17, 2023, with respect to the consolidated financial statements of Guardion Health Sciences, Inc. as of December 31, 2022 and 2021, and for the years then ended, included in Guardion Health Sciences, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/Weinberg & Company, P.A.

Los Angeles, California

June 16, 2023

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